                                                                  EXHIBIT 23 (A)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                                             Arthur Andersen LLP


Rochester, New York

October 17, 1994